UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2026

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Edina Industrial Blvd. Suite 575 Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	OTCQX
Warrants	PETVW	OTCID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required, the discussion of the Subscription Agreement set forth in Item 3.02 below is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

On March 13, 2026, PetVivo Holdings, Inc., including its wholly-owned subsidiaries PetVivo Animal Health, Inc. and PetVivo AI, Inc. (collectively, the “Company,” “we,” and “us”), entered into a Subscription Agreement to receive One Million Dollars ($1,000,000) of equity financing in exchange for One Million Two Hundred Fifty Thousand (1,250,000) units of the Company (the “Units”) at a purchase price of $0.80 per Unit (the “Offering”). Each Unit consists of (i) one share of restricted common stock of the Company (the “Shares”) and (ii) one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of the Company’s common stock.

Each Warrant has an exercise price of $1.10 per share, is exercisable immediately upon issuance, and will expire three (3) years from the date of issuance.

The Company initially received Four Hundred Thousand Dollars ($400,000) of the Offering proceeds on March 13, 2026 and is scheduled to receive the remaining Six Hundred Thousand Dollars ($600,000) on or before April 15, 2026. Furthermore, the investor received a purchase option to invest an additional One Million Five Hundred Thousand Dollars ($1,500,000) of equity financing in exchange for One Million Eight Hundred Seventy-Five Thousand (1,875,000) Units pursuant to the same terms and conditions; such additional equity financing is anticipated to be received on or before June 30, 2026.

The Offering, including the issuance of the Shares, the Warrants, and the shares of common stock issuable upon exercise of the Warrants, was conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. The investor entered into the Subscription Agreement (the “Subscription Agreement”) with the Company and represented in writing that he, she, or it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act) and acquired the securities for his, her, or its own account for investment purposes and that any subsequent transfer or sale of these securities will be in accordance with the Securities Act or pursuant to an available exemption therefrom.

The Shares, the Warrants, and the shares of common stock issuable upon exercise of the Warrants will be “restricted securities” under Rule 144 of the Securities Act, and certificates representing such securities will bear a Rule 144 restrictive legend.

The form of Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the terms of the Subscription Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Subscription Agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized

PETVIVO HOLDINGS, INC.

Date: March 26, 2026	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer